UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 25, 2014, the Board of Directors (the “Board”) of ITC Holdings Corp. (the “Company”) revised the Company’s Corporate Governance Guidelines, effective immediately, to incorporate a director resignation policy for directors in uncontested elections (the “Director Resignation Policy”).  The Director Resignation Policy provides that in any uncontested election of directors, any nominee for director who received a greater number of votes “withheld” from their election than votes “for” their election is expected to tender their resignation to the Chairman of the Board promptly following certification of the shareholder vote, which resignation shall only be effective upon acceptance by the Board. Within 90 days following certification of the voting results on the election, the Nominating/Corporate Governance Committee of the Board will determine whether to recommend acceptance of the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board will act on the Nominating/Corporate Governance Committee’s recommendation not later than its next regularly scheduled meeting following receipt of such recommendation and the Company will promptly disclose the Board’s decision-making process and decision regarding whether to accept the director’s resignation.

The foregoing description of the Director Resignation Policy does not purport to be complete and is qualified in its entirety by the full text of the policy as set forth in the Company’s Corporate Governance Guidelines, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

99.1        ITC Holdings Corp. Corporate Governance Guidelines, as adopted on February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2014

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel